 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme of Cellect Biotechnology Ltd (formerly: Cellect Biomed Ltd.) of our report dated March 31, 2016, with respect to the consolidated financial of Cellect Biotechnology Ltd (formerly: Cellect Biomed Ltd.) for the year ended December 31, 2015, included in its Registration statement (Form F-1 No. 333-212432) filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
November 28, 2016	A Member of Ernst & Young Global